UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): February 21, 2008

                         Citizens Communications Company
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

          001-11001                                     06-0619596
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   (Commission File Number)                  (IRS Employer Identification No.)


    3 High Ridge Park, Stamford, Connecticut               06905
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    (Address of principal executive offices)            (Zip Code)

                                 (203) 614-5600
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              (Registrant's telephone number, including area code)


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                (Former name or former address, if changed since
                                 last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     | | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     | | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     | | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     | | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
            --------------------------------------------------------------------
            Appointment of Principal Officers; Compensatory Arrangements of
            ---------------------------------------------------------------
            Certain Officers.
            -----------------

     On February 21, 2008, the Company's Compensation Committee (the "Committee") approved the performance criteria for the Company's named executive officers and three other senior executive officers of the Company (collectively constituting its Senior Leadership Team) under the Citizens Incentive Plan and the Equity Incentive Plan for fiscal year 2008. The Committee also assigned target amounts of incentive compensation for each member of the Senior Leadership Team.

     The Committee determined that the cash incentive awards to the members of the Senior Leadership Team under the Citizens Incentive Plan would be based upon the achievement of specific goals that relate to the Company's "3Ps" - people, products and profitability.

     For 2008, the profit goals include targets for revenue, EBITDA, capital expenditures, operating free cash flow, customer retention and integration of recent acquisitions. The product goals include the implementation of critical operational plans and achieving sales targets for High Speed Broadband, Frontier product packages, internet services and wireless products. The profit and product goals are weighted at 85%. The people goals are part of the executive's individual leadership component which is weighted at 15%

     The actual bonuses payable for fiscal year 2008 (if any) will vary depending on the extent to which actual performances meet, exceed, or fall short of the goals and criteria set by the Committee but will not exceed 120% of target.

     The Committee determined that the restricted share awards to these executive officers under the Equity Incentive Plan would be based upon the achievement of specific goals that relate to the Company's revenue, EBITDA and operating free cash flow. The plan requires that the Company achieve 90% of these financial targets in order for any restricted share awards to be granted. The actual restricted share awards for fiscal year 2008 (if any) will vary depending on individual performance.

     The Committee also approved base salary merit increases, cash bonuses for 2007 and restricted stock grants for each of the Company's current named executive officers. See Exhibit 99.1, which is incorporated herein by reference.

     On February 21, 2008, Donald R. Shassian, the Company's Chief Financial Officer, was appointed as Executive Vice President and Chief Financial Officer.

Item 8.01.   Other Events
             ------------

     On February 21, 2008, the Company announced that its Board of Directors declared a regular quarterly cash dividend of $0.25 per share, payable on March 31, 2008 to holders of record of its common stock at the close of business on March 10, 2008. A copy of the Company's press release issued on February 21, 2008 announcing the declaration of the dividend is filed herewith as Exhibit
99.2 and incorporated herein by reference.


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


Item 9.01.   Financial Statements and Exhibits
             ---------------------------------

          (d)  Exhibits

          99.1 Information Concerning Executive Compensation.

          99.2 Press Release of Citizens Communications Company issued February 21, 2008.


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


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CITIZENS COMMUNICATIONS COMPANY


Date:  February 27, 2008            By:/s/ Robert J. Larson
                                       -----------------------------------------
                                         Robert J. Larson
                                         Senior Vice President and
                                         Chief Accounting Officer




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